UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

SAFLINK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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SAFLINK CORPORATION

12413 Willows Road NE, Suite 300

Kirkland, Washington 98034

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD FRIDAY, DECEMBER 29, 2006

TO THE STOCKHOLDERS:

Notice is hereby given that a special meeting of the stockholders of Saflink Corporation will be held on Friday, December 29, 2006, beginning at                .m., local time, at                     ,                                         , Bellevue, Washington 98004, for the following purpose:

•	To amend our certificate of incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 1,000,000,000 shares.

Stockholders of record at the close of business on November 17, 2006, are entitled to notice of, and to vote at, this special meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 12413 Willows Road NE, Suite 300, Kirkland, Washington 98034.

By order of the Board of Directors,

Jon C. Engman
Secretary

Kirkland, Washington

November     , 2006

IMPORTANT: Whether or not you plan to attend the special meeting in person, please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

SAFLINK CORPORATION

12413 Willows Road NE, Suite 300

Kirkland, Washington 98034

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the board of directors of Saflink Corporation, a Delaware corporation, for use at its special meeting of stockholders to be held on Friday, December 29, 2006, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This proxy statement and the enclosed proxy are being mailed to stockholders on or about November __, 2006.

SOLICITATION AND VOTING

Voting Securities. Only stockholders of record as of the close of business on November 17, 2006, will be entitled to vote at the special meeting and any adjournment thereof. As of that time, we had [                ] shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the special meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by him or her. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the special meeting. Except as noted below, votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, ratification of auditors, and certain amendments to our certificate of incorporation. The proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock is a routine matter on which brokers have the discretion to vote shares held in street name.

Solicitation of Proxies. We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. We have also retained MacKenzie Partners, Inc. to aid in the solicitation of proxies. We estimate that the fees we pay to MacKenzie Partners for its role as proxy solicitor will be approximately $5,000 plus the reimbursement of reasonable out-of-pocket expenses.

Voting of Proxies. All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of Saflink a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NO. 1

APPROVAL OF AN AMENDMENT TO SAFLINK’S CERTIFICATE OF INCORPORATION TO INCREASE

THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

Background

Under Delaware law, we may only issue shares of common stock to the extent such shares have been authorized for issuance under our certificate of incorporation. The certificate of incorporation currently authorizes our issuance of up to 200,000,000 shares of common stock. However, as of November 1, 2006:

•	88,908,229 shares of our common stock were outstanding;

•	11,320,828 unissued shares of common stock were reserved for issuance under our stock incentive plan;

•	14,646,912 unissued shares of common stock were reserved for issuance upon exercise of outstanding warrants; and

•	19,538,564 unissued shares of common stock were reserved for issuance upon conversion of outstanding convertible promissory notes and debentures.

As a result, approximately 65,585,467 shares of common stock are unissued and unreserved under our certificate of incorporation, an amount that the board of directors believes to be inadequate for future purposes. In order to ensure that sufficient shares of common stock will be available for issuance by us, the board of directors has approved, subject to stockholder approval, an amendment to our certificate of incorporation to increase the number of shares of common stock authorized for issuance to 1,000,000,000 shares.

Purpose and Effect of the Amendment

The purpose of the proposed amendment to our certificate of incorporation is to authorize additional shares of common stock which will be available in the event our board of directors determines that it is necessary or appropriate to issue additional shares in connection with a stock dividend, raising additional capital, acquiring other businesses, establishing strategic relationships with corporate partners or providing equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of common stock is particularly important if we need to undertake any of the foregoing actions on an expedited basis and we wish to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock.

We have no present agreement or arrangement to issue any of the shares for which approval is sought. However, if we are unable to generate sufficient cash flow from operations, we will need to seek additional funds in the near future through the issuance of additional equity or debt securities or other sources of financing.

As of September 30, 2006, our working capital was negative $1.4 million, which included $5.2 million of cash and cash equivalents. In October 2006, we significantly reduced our operating expenses by reducing our workforce by over 50%. We expect to pay out the $800,000 in restructuring costs, in addition to employee accrued paid-time off balances totaling approximately $525,000, during the fourth quarter of 2006. After these restructuring activities and excluding severance expense we expect to recognize in the fourth quarter, we expect to use approximately $2.5 million in the fourth quarter of 2006 and approximately $2.0 per quarter in operations after that.

As a result of the restructuring and the capital we raised during June 2006, we believe that we have sufficient funds to continue our operations at current levels into the first quarter of 2007. We do not have a credit line or other borrowing facility to fund our operations. To continue our current level of operations through September 30, 2007, we expect that we will need an additional $5.0 million of cash flow from operations and through the issuance of equity or debt securities or other sources of financing. Currently, we do not have any arrangements in place for any future financings, and we may not be able to secure additional financing on favorable terms, or at all, even if the amendment is approved.

If the amendment to our certificate of incorporation is approved by our stockholders, the board of directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law or the requirements of any market or exchange on which shares of our common stock are listed or quoted on the date of such action.

If the amendment to our certificate of incorporation is not approved by our stockholders, we will likely be unable to obtain necessary additional financing. In that case, we would likely be required to further reduce the scope of our operations, primarily through the reduction of discretionary expenses, which include personnel, benefits, marketing and other costs, and we may be required to cease our operations.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the board will have the authority to issue common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional shares are issued in the future, they would decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of Saflink without further action by the stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of Saflink more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us. The board of directors is not currently aware of any attempt to take over or acquire us. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

If the proposed amendment is approved by our stockholders, the first paragraph of Article IV of our certificate of incorporation will be amended in its entirety to read as follows:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 1,001,000,000 shares, consisting of (i) 1,000,000 shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”), and (ii) 1,000,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”).”

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares of outstanding common stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 SHARES TO 1,000,000,000 SHARES.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 1, 2006, certain information with respect to the beneficial ownership of our common stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each member of our board of directors, (iii) our chief executive officer and our four other most highly compensated officers who were serving as such as of December 31, 2005, and (iv) all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Owned	Number of Shares Underlying Convertible Securities(2)	Total Number of Shares Beneficially Owned(3)	Percent of Common Stock(4)
North Sound Capital LLC (5) 53 Forest Avenue, Suite 202 Greenwich, CT 06870	9,440,922	3,333,333	12,774,255	13.85%
Richard P. Kiphart (6)	7,392,394	1,866,297	9,258,691	10.20%
Kris Shah (7)	3,961,725	635,750	4,597,475	5.13%
Glenn L. Argenbright	333,500	698,072	1,031,572	1.15%
Frank J. Cilluffo	—	104,933	104,933	*
Lincoln D. Faurer	—	102,400	102,400	*
Gordon E. Fornell	—	208,600	208,600	*
Asa Hutchinson		92,666	92,666	*
Steven M. Oyer	15,000	652,191	667,191	*
Jon C. Engman	—	344,444	344,444	*
Gregory C. Jensen		334,934	334,934	*
Trevor Neilson		410,721	410,721
Steven D. Rishel	10,000	293,749	303,749	*
Timothy A. Wudi	—	397,916	397,916	*
Directors and executive officers as a group (13 persons)	11,712,619	6,142,673	17,855,292	18.78%

*	Less than 1%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)	Under the rules of the SEC, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or warrants or upon conversion of securities convertible into common stock.

(3)	Represents the aggregate number of shares beneficially owned by each stockholder.

(4)	Calculated on the basis of 88,908,229 shares of common stock outstanding as of November 1, 2006, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after November 1, 2006, are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.

(5)	Based on a Schedule 13D/A filed by North Sound Capital LLC with the SEC on August 16, 2006. North Sound Capital LLC is the investment advisor to North Sound Legacy International Ltd. and the managing member of North Sound Legacy Institutional Fund LLC, and has shared power to vote and shared dispositive power with respect to shares held by North Sound Legacy International Ltd., and North Sound Legacy Institutional Fund LLC.

(6)	Includes 1,760,564 shares of common stock underlying the principal balance of, and estimated interest on, a convertible promissory note. Mr. Kiphart’s mailing address is c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, IL 60606.

(7)	Includes 2,939,363 shares held by the Kris and Geraldine Shah Family Trust, of which Mr. Shah and his wife are the trustees and beneficiaries; and 261,181 shares held by the Chandra L. Shah Trust, of which Mr. Shah is the trustee. Mr. Shah’s mailing address is c/o Saflink Corporation, 12413 Willows Road NE, Suite 300, Kirkland, Washington 98034.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included our proxy materials for the annual meeting to be held in 2007, the proposal must be received at our principal executive offices, addressed to the corporate secretary, no later than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive timely notice of the proposal, addressed to the secretary at our principal executive offices. To be timely, notice of stockholder business must be received by our corporate secretary no later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced. A stockholder’s notice to the corporate secretary must set forth as to each matter the stockholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the class and number of shares of Saflink common stock which are beneficially owned by the stockholder and such other beneficial owner, and (iv) any material interest of the stockholder and such other beneficial owner in such business.

TRANSACTION OF OTHER BUSINESS

Pursuant to the terms of our bylaws, business transacted at the special meeting shall be confined to the purpose stated in the notice of meeting.

By order of the Board of Directors

Jon C. Engman
Secretary

November __, 2006

SAFLINK CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING OF STOCKHOLDERS— DECEMBER 29, 2006

The undersigned hereby appoint(s) Steven M. Oyer and Glenn L. Argenbright, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Saflink Corporation held of record by the undersigned on November 17, 2006, at the special meeting of stockholders of Saflink Corporation to be held at                         ,                         , Bellevue, Washington 98004, beginning at              .m., local time, on December 29, 2006, with authority to vote upon the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

IMPORTANT—PLEASE DATE AND SIGN

1.	APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF SAFLINK CORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 TO 1,000,000,000

☐  FOR                        ☐  AGAINST                        ☐  ABSTAIN

☐  I plan to attend the Special Meeting

SPECIAL MEETING OF STOCKHOLDERS

SAFLINK CORPORATION

DECEMBER 29, 2006

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ITEM 1.

The Board of Directors recommends a vote “FOR” Item 1.

Please sign exactly as name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associates, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

Signature(s)

Date

Signature(s)

Date